FORM OF
                   RESTATED EXECUTIVE SUPPLEMENTAL RETIREMENT
                                INCOME AGREEMENT


     This Restated Executive Supplemental Retirement Income Agreement (the "Agreement"), effective as of the _____ day of ______________ 1996, amends and restates the Executive Supplemental Retirement Income Agreement entered into on October 1, 1993 and formalizes the understanding by and between MUTUAL FEDERAL SAVINGS BANK (the "Bank"), a federally chartered savings institution, and _________________, hereinafter referred to as "Executive".

                              W I T N E S S E T H:

         WHEREAS, the Executive is employed by the Bank; and

         WHEREAS, the Bank recognizes the valuable services heretofore performed by the Executive and wishes to encourage continued employment; and

         WHEREAS, the Executive wishes to be assured that he will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active service with the Bank or other termination of employment and wishes to provide his beneficiary with benefits after his death; and

         WHEREAS, the Bank and the Executive wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Executive after retirement or other termination of employment and/or death benefits to his beneficiary after his death; and

         WHEREAS, the Bank has adopted this Restated Executive Supplemental Retirement Income Agreement which controls all issues relating to benefits as described herein:

        NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Executive agree as follows:

                                    SECTION I
                                   DEFINITIONS

        When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Accrued Benefit Account" shall be represented by the bookkeeping entries required to record the Executive's (i) Phantom Contributions plus (ii) accrued interest, equal to the Interest Factor, earned to date on such amounts. However, neither the existence of such bookkeeping entries nor the Accrued Benefit Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Bank and the Executive or any Beneficiary.

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1.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3 "Bank" means Mutual Federal Savings Bank and any successor thereto.

1.4 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in Exhibit B of this Agreement to whom the deceased Executive's benefits are payable. If no Beneficiary is so designated, then the Executive's Spouse, if living, will be deemed the Beneficiary. If the Executive's Spouse is not living, then the Children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Executive will be deemed the Beneficiary.

1.5 "Benefit Age" means the later of: (i) the Executive's sixty-fifth (65th) birthday or (ii) the actual date the Executive's full-time service with the Bank terminates. The Board of Directors may, however, in its sole discretion, amend clause (i) of this Subsection to lower the Executive's Benefit Age in any instance in which the Executive's employment terminates prior to Retirement Age and the Board of Directors determines that such an amendment is advisable, based on the circumstances of such termination.

1.6 "Benefit Eligibility Date" means the date on which the Executive is entitled to receive any benefit(s) pursuant to Section(s) III or V of this Agreement. It shall be the first day of the month following the month in which the Executive attains his Benefit Age.

1.7 "Board of Directors" means the board of directors of the Bank.

1.8 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank.

1.9 "Change in Control" shall mean and include the following with respect to the
Bank:

     (1) a Change in Control of a nature that would be required to be reported in response to Item I (a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

     (2) a change in control of the Bank within the meaning of 12 C.F.R. 574.4;
or

     (3) a Change in Control at such time as

     (i) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly,

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of securities of the Bank representing Twenty Five Percent (25.0%) or more of the combined voting power of the Bank's outstanding securities ordinarily having the right to vote at the election of directors, except for any stock purchased by the Bank's Employee Stock Ownership Plan and/or trust; or

     (ii) individuals who constitute the board of directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's stockholders was approved by the Bank's nominating committee which is comprised of members of the Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or

     (iii) merger, consolidation, or sale of all or substantially all of the assets of the Bank occurs; or

     (iv) a proxy statement is issued soliciting proxies from the stockholders of the Bank by someone other than the current management of the Bank, seeking stockholder approval of a plan of reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the outstanding shares of the class of the Bank's securities are exchanged for or converted into cash or property or securities not issued by the Bank.

     The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities. The term "acquire" means obtaining ownership, control, power to vote or sole power of disposition of stock, directly or indirectly or through one or more transactions or subsidiaries, through purchase, assignment, transfer, exchange, succession or other means, including (1) an increase in percentage ownership resulting from a redemption, repurchase, reverse stock split or a similar transaction involving other securities of the same class; and
(2) the acquisition of stock by a group of persons and/or companies acting in concert which shall be deemed to occur upon the formation of such group, provided that an investment advisor shall not be deemed to acquire the voting stock of its advisee if the advisor (a) votes the stock only upon instruction from the beneficial owner and (b) does not provide the beneficial owner with advice concerning the voting of such stock. The term "security" includes nontransferable subscription rights issued pursuant to a plan of conversion, as well as a "security," as defined in 15 U.S.C. ss. 78c(2)(1`); and the term "acting in concert" means (1) knowing

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participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. Further, acting in concert with any person or company shall also be deemed to be acting in concert with any person or company that is acting in concert with such other person or company.

     Notwithstanding the above definitions, the Board, in its absolute discretion, may make a finding that a Change in Control of the Bank has taken place without the occurrence of any or all of the events enumerated above.

1.10 "Children" means all natural or adopted children of the Executive, and issue of any predeceased child or children.

1.11 "Code" means the Internal Revenue Code of 1986. as amended from time to time.

1.12 "Contributions" means those annual contributions which the Bank is required to make to the Retirement Income Trust Fund on behalf of the Executive in accordance with Subsection 2.1(a) and in the amounts set forth in Exhibit A of the Agreement.

1.13 (a) "Disability Benefit" means the benefit payable to the Executive following a determination, in accordance with Subsection 6.1(a), that he is no longer able, properly and satisfactorily, to perform his duties at the Bank.

     (b) "Disability Benefit-Supplemental" (if applicable) means the benefit payable to the Executive's Beneficiary upon the Executive's death in accordance with Subsection 6.1(b).

1.14 "Effective Date" of this Agreement shall be _____________, 1996.

1.15 "Estate" means the estate of the Executive.

1.16 "Interest Factor" means monthly compounding, discounting or annuitizing, as applicable, at a rate set forth in Exhibit A.

1.17 "Payout Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in monthly installments commencing on the first day of the month following the occurrence of the event which triggers distribution and continuing for a period of one hundred eighty
(180) months. Should the Executive make a Timely Election to receive a lump sum benefit payment, the Executive's Payout Period shall be deemed to be one (1) month.

1.18 "Phantom Contributions" means those annual Contributions which the Bank is no longer required

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to make on behalf of the Executive to the Retirement Income Trust Fund. Rather,
once the Executive has exercised the withdrawal rights provided for in Subsection 2.2, the Bank shall be required to record the annual amounts set forth in Exhibit A of the Agreement in the Executive's Accrued Benefit Account, pursuant to Subsection 2.1.

1.19 "Plan Administrator" or "Administrator" shall mean Financial Institution Consulting Corporation, Memphis, Tennessee ("FICC") or its successor.

1.20 "Plan Year" shall mean _____________, 1996, through December 31, 1996, for the first Plan Year. Thereafter, the term shall mean the twelve (12) month period commencing January 1, 1997 and each consecutive twelve (12) month period thereafter.

1.21 "Retirement Age" means the Executive's sixty-fifth (65th) birthday provided, however, that the Executive's actual retirement from full-time employment may occur at any later date mutually agreed upon by the parties.

1.22 "Retirement Income Trust Fund" means the trust fund established by the Executive and into which annual Contributions will be made by the Bank on behalf of the Executive pursuant to Subsection 2.1. The contractual rights of the Bank and the Executive with respect to the Retirement Income Trust Fund shall be provided for in a separate writing to be known as the R. Donn Roberts Grantor Trust Agreement (the "Grantor Trust Agreement").

1.23 "Spouse" means the individual to whom the Executive is legally married at the time of the Executive's death.

1.24 "Supplemental Retirement Income Benefit" means an annual amount (before taking into account federal and state income taxes), payable in monthly installments throughout the Payout Period. Such benefit is projected pursuant to the Agreement for the purpose of determining the Contributions to be made to the Retirement Income Trust Fund (or Phantom Contributions to be recorded in the Accrued Benefit Account).

     The annual Contributions and Phantom Contributions have been actuarially determined, using the assumptions set forth in Exhibit A, in order to fund for the projected Supplemental Retirement Income Benefit. The Supplemental Retirement Income Benefit for which Contributions (or Phantom Contributions) are being made (or recorded) is set forth in Exhibit A.

1.25 "Timely Election" means the Executive has made an election to change the form of his benefit payment(s) by filing with the Administrator a Notice of Election to Change Form of Payment (Exhibit C of this Agreement). In the case of benefits payable from the Accrued Benefit Account, such election shall have

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been made prior to the event which triggers distribution and at least two (2)
years prior to the Executive's Benefit Eligibility Date. In the case of benefits payable from the Retirement Income Trust Fund, such election may be made at any time.


                                   SECTION II
                              BENEFITS - GENERALLY

2.1 (a) RETIREMENT INCOME TRUST FUND AND ACCRUED BENEFIT ACCOUNT. The Executive shall establish the R. Donn Roberts Grantor Trust (the "Grantor Trust") into which the Bank shall be required to make annual Contributions on the Executive's behalf, pursuant to Exhibit A and this Section II. A trustee shall be selected by the Executive. The trustee shall maintain a trust fund, which shall constitute the Retirement Income Trust Fund. The trustee shall be charged with the responsibility of investing all contributed funds. Distributions from the Grantor Trust may be made by the trustee to the Executive, for purposes of payment of any income or employment taxes due and owing on any Contributions by the Bank to the Retirement Income Trust Fund, and on any taxable earnings associated with such Contributions which the Executive shall be required to pay from year to year, under applicable law, prior to actual receipt of any benefit payments from the Retirement Income Trust Fund. If the Executive exercises his withdrawal rights pursuant to Subsection 2.2, the Bank's obligation to make Contributions to the Retirement Income Trust Fund shall cease and the Bank's obligation to record Phantom Contributions in the Accrued Benefit Account shall immediately commence pursuant to Exhibit A and this Section II. To the extent any provisions of this Agreement are inconsistent with the provisions of the Grantor Trust Agreement, this Agreement shall control.

     The annual Contributions (or Phantom Contributions) required to be made by the Bank to the Retirement Income Trust Fund (or recorded by the Bank in the Accrued Benefit Account) have been actuarially determined and are set forth in Exhibit A which is attached hereto and incorporated herein by reference. Contributions shall be made by the Bank to the Retirement Income Trust Fund (i) within seventy-five (75) days of establishment of the Grantor Trust, and (ii) within the first thirty (30) days of the beginning of each subsequent Plan Year, unless this Section expressly provides otherwise. Phantom Contributions, if any, shall be recorded in the Accrued Benefit Account within the first thirty (30) days of the beginning of each applicable Plan Year, unless this Section expressly provides otherwise. Phantom Contributions shall accrue interest at a rate equal to the Interest Factor during the Payout Period until the balance of the Accrued Benefit Account has been fully distributed. Interest on any Phantom Contribution shall not commence until such Payout Period commences.

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     The Administrator shall review the schedule of annual Contributions (or
Phantom Contributions) provided for in Exhibit A (i) within thirty (30) days prior to the close of each Plan Year and (ii) if the Executive is employed by the Bank until attaining Retirement Age, on or immediately before attainment of such Retirement Age. Such review shall consist of an evaluation of the accuracy of all assumptions used to establish the schedule of Contributions (or Phantom Contributions). Provided that (i) the Executive has not exercised his withdrawal rights pursuant to Subsection 2.2 and (ii) the investments contained in the Retirement Income Trust Fund have been deemed reasonable by the Bank, the Administrator shall prospectively amend or supplement the schedule of Contributions provided for in Exhibit A should the Administrator determine during any such review that an increase in or supplement to the schedule of Contributions is necessary in order to adequately fund the Retirement Income Trust Fund so as to provide an annual benefit (or to provide the lump sum equivalent of such benefit, as applicable) equal to the Supplemental Retirement Income Benefit on an after-tax basis, commencing at Benefit Age and payable for the duration of the Payout Period.

     (b)  WITHDRAWAL RIGHTS NOT EXERCISED.

     (1) CONTRIBUTIONS MADE ANNUALLY. If the Executive does not exercise any withdrawal rights pursuant to Subsection 2.2, the annual Contributions to the Retirement Income Trust Fund shall continue each year, unless this Subsection 2.1(b) specifically states otherwise, until the earlier of (i) the last Plan Year that Contributions are required pursuant to Exhibit A, or (ii) the Plan Year of the Executive's termination of employment.

     (2) TERMINATION FOLLOWING A CHANGE IN CONTROL. If the Executive does not exercise his withdrawal rights pursuant to Subsection 2.2 and a Change in Control occurs at the Bank, followed within thirty-six (36) months by either (i) the Executive's involuntary termination of employment, or (ii) Executive's voluntary termination of employment after: (A) a material change in the Executive's function, duties, or responsibilities, which change would cause the Executive's position to become one of lesser responsibility, importance, or scope from the position the Executive held at the time of the Change in Control,
(B) a relocation of the Executive's principal place of employment by more than thirty (30) miles from its location prior to the Change in Control, or (C) a material reduction in the benefits and perquisites to the Executive from those being provided at the time of the Change in Control, the Contribution set forth below shall be required of the Bank. The Bank shall be required to make a final

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Contribution to the Retirement Income Trust Fund within ten (10) days of the
Executive's termination of employment. The amount of such final Contribution shall be equal to the present value (using the Interest Factor) of all remaining Contributions which would have been required to be made on behalf of the Executive if the Executive had remained in the employ of the Bank until Benefit Age.

     (3) TERMINATION FOR CAUSE. If the Executive (i) does not exercise his withdrawal rights pursuant to Subsection 2.2, and (ii) is terminated for Cause pursuant to Subsection 5.2, no further Contributions to the Retirement Income Trust Fund shall be required of the Bank, and if not yet made, no Contribution shall be required for the Plan Year in which such termination for Cause occurs.

     (4) VOLUNTARY TERMINATION OF EMPLOYMENT. If (i) the Executive does not exercise his withdrawal rights pursuant to Subsection 2.2, and (ii) the Executive's employment with the Bank is voluntarily terminated for any reason other than a termination related to disability, termination for Cause, or termination following a Change in Control, the Executive shall not be entitled to any Contributions to the Retirement Income Trust Fund attributable to any Plan Years which commence subsequent to the date of termination, provided, however, that, if necessary, an amount shall be contributed to the Retirement Income Trust Fund which is sufficient to provide the Executive with after tax benefits (assuming a constant tax rate equal to the rate in effect as of the date of the Executive's termination) beginning at his Benefit Age, equal in amount to that benefit which would have been payable to the Executive if no secular trust had been implemented and the benefit obligation had been accrued under APB Opinion No. 12, as amended by FAS 106.

     (5) INVOLUNTARY TERMINATION OF EMPLOYMENT. If the Executive does not exercise his withdrawal rights pursuant to Subsection 2.2, and the Executive's employment with the Bank is involuntarily terminated for any reason, including a termination due to disability of the Executive but excluding termination for Cause, or termination following a Change in Control, within ten (10) days of such involuntary termination of employment, the Bank shall be required to make an immediate lump sum Contribution to the Executive's Retirement Income Trust Fund in an amount equal to: (i) the full Contribution required for the Plan Year in which such involuntary termination occurs, if not yet made, plus (ii) the present value (computed using a discount rate equal to the Interest Factor) of the lesser of (A) the next five (5) years Contributions to the Retirement Income Trust Fund or (B) all remaining Contributions to the Retirement Income Trust Fund.

     (6) DEATH DURING EMPLOYMENT. If the Executive does not exercise any withdrawal

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rights pursuant to Subsection 2.2, and dies while employed by the Bank, and if, following the Executive's death, the assets of the Retirement Income Trust Fund are insufficient to provide the Supplemental Retirement Income Benefit to which the Executive is entitled, the Bank shall be required to make a Contribution to the Retirement Income Trust Fund equal to the sum of the remaining Contributions set forth on Exhibit A, reduced by any payments under any life insurance policies that may have been obtained on the Executive's life by the Retirement Income Trust Fund. Such final contribution shall be payable in a lump sum to the Retirement Income Trust Fund within ten (10) days of the Executive's death.

     (c)  WITHDRAWAL RIGHTS EXERCISED.

     (1) PHANTOM CONTRIBUTIONS MADE ANNUALLY. If the Executive exercises his withdrawal rights pursuant to Subsection 2.2, no further Contributions to the Retirement Income Trust Fund shall be required of the Bank. Thereafter, Phantom Contributions shall be recorded annually in the Executive's Accrued Benefit Account within thirty (30) days of the beginning of each Plan Year, commencing with the first Plan Year following the Plan Year in which the Executive exercises his withdrawal rights. Such Phantom Contributions shall continue to be recorded annually, unless this Subsection 2.1(c) specifically states otherwise, until the earlier of (1) the last Plan Year that Phantom Contributions are required pursuant to Exhibit A, or (ii) the Plan Year of the Executive's termination of employment.

     (2) TERMINATION FOLLOWING A CHANGE IN CONTROL. If the Executive exercises his withdrawal rights pursuant to Subsection 2.2, Phantom Contributions shall commence in the Plan Year following the Plan Year in which the Executive first exercises his withdrawal rights. If a Change in Control occurs at the Bank, and within thirty-six (36) months of such Change in Control, the Executive's employment is either (i) involuntarily terminated, or (ii) voluntarily terminated by the Executive after: (A) a material change in the Executive's function, duties, or responsibilities, which change would cause the Executive's position to become one of lesser responsibility, importance, or scope from the position the Executive held at the time of the Change in Control, (B) a relocation of the Executive's principal place of employment by more than thirty
(30) miles from its location prior to the Change in Control, or (C) a material reduction in the benefits and perquisites to the Executive from those being provided at the time of the Change in Control, the Phantom Contribution set forth below shall be required of the Bank. The Bank shall be required to record a lump sum Phantom Contribution in the Accrued Benefit Account

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within thirty (30) days of the Executive's termination of employment. The amount of such final Phantom Contribution shall be actuarially determined based on the Phantom Contribution required, at such time, in order to provide a benefit via this Agreement equivalent to the Supplemental Retirement Income Benefit, on an after tax basis, commencing on the Executive's Benefit Eligibility Date and continuing for the duration of the Payout Period. (Such actuarial determination shall reflect the fact that amounts shall be payable from both the Accrued Benefit Account as well as the Retirement Income Trust Fund and shall also reflect the amount and timing of any withdrawal(s) made by the Executive from the Retirement Income Trust Fund pursuant to Subsection 2.2.)

     (3) TERMINATION FOR CAUSE. If the Executive is terminated for Cause pursuant to Subsection 5.2, the entire balance of the Executive's Accrued Benefit Account at the time of such termination, which shall include any Phantom Contributions which have been recorded plus interest accrued on such Phantom Contributions, shall be forfeited.

     (4) VOLUNTARY TERMINATION OF EMPLOYMENT. If (i) the Executive exercises his withdrawal rights pursuant to Subsection 2.2, and (ii) the Executive's employment with the Bank is voluntarily terminated for any reason other than a termination related to disability, termination for Cause, or termination following a Change in Control, the Executive shall not be entitled to any Phantom Contributions to the Retirement Income Trust Fund attributable to any Plan Years which commence subsequent to the date of termination.

     (5) INVOLUNTARY TERMINATION OF EMPLOYMENT. If the Executive exercises his withdrawal rights pursuant to Subsection 2.2, and the Executive's employment with the Bank is involuntarily terminated for any reason including termination due to disability of the Executive, but excluding termination for Cause, or termination following a Change in Control, within ten (10) days of such involuntary termination of employment, the Bank shall be required to record a final Phantom Contribution in an amount equal to: (i) the full Phantom Contribution required for the Plan Year in which such involuntary termination occurs, if not yet made, plus (ii) the present value (computed using a discount rate equal to the Interest Factor) of the lesser of (A) the next five (5) years Contributions to the Retirement Income Trust Fund or (B) all remaining Phantom Contributions.

     (6) DEATH DURING EMPLOYMENT. If the Executive (i) exercises his withdrawal rights pursuant to Subsection 2.2, and (ii) dies while employed by the Bank, Phantom Contributions included on Exhibit A shall be required of the Bank. Such Phantom Contributions shall commence in the Plan

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Year  following  the Plan Year in which the Executive  exercises his  withdrawal rights and shall continue through the Plan Year in which the Executive dies. The Bank shall also be required to record a final Phantom Contribution within thirty
(30)  days  of  the  Executive's   death.  The  amount  of  such  final  Phantom
Contribution shall be actuarially determined based on the Phantom Contribution required at such time (if any), in order to provide a benefit via this Agreement equivalent to the Supplemental Retirement Income Benefit commencing within thirty (30) days of the date the Administrator receives notice of the Executive's death and continuing for the duration of the Payout Period. (Such actuarial determination shall reflect the fact that amounts shall be payable from the Accrued Benefit Account as well as the Retirement Income Trust Fund and shall also reflect the amount and timing of any withdrawal(s) made by the Executive pursuant to Subsection 2.2.)

2.2 WITHDRAWALS FROM RETIREMENT INCOME TRUST FUND. Exercise of withdrawal rights by the Executive pursuant to the Grantor Trust Agreement shall terminate the Bank's obligation to make any further Contributions to the Retirement Income Trust Fund, and the Bank's obligation to record Phantom Contributions pursuant to Subsection 2.1 (c) shall commence. For purposes of this Subsection 2.2, "exercise of withdrawal rights" shall mean those withdrawal rights to which the Executive is entitled under Section 3 of the Grantor Trust Agreement and shall exclude any distributions made by the trustee of the Grantor Fund to the Executive for purposes of payment of income taxes in accordance with Subsection
2.1 of this Agreement and the tax reimbursement provision contained in the Grantor Trust Agreement, or other trust expenses properly payable from the Grantor Trust pursuant to the provisions of the Grantor Trust Agreement.

2.3 BENEFITS PAYABLE FROM GRANTOR TRUST. Notwithstanding anything else to the contrary in this Agreement, in the event that the trustee of the Grantor Trust purchases a life insurance policy with the Contributions to and, if applicable, earnings of the Trust, and such life insurance policy is intended to continue in force beyond the Payout Period for the disability or retirement benefits payable from the Retirement Income Trust Fund pursuant to this Agreement, then the Trustee shall be directed by the Administrator in determining the portion of the cash value of such policy available for purposes of annuitizing the Retirement Income Trust Fund to provide the disability or retirement benefits payable under this Agreement, after taking into consideration the amounts reasonably believed to be required in order to maintain the cash value of such policy to continue such policy in effect until the death of the Executive and payment of death benefits thereunder.

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                                   SECTION III
                               RETIREMENT BENEFIT

3.1 (a) NORMAL FORM OF PAYMENT. If (i) the Executive is employed with the Bank until reaching his Retirement Age, and (ii) the Executive has not made a Timely Election to receive a lump sum benefit, this Subsection 3.1(a) shall be controlling with respect to retirement benefits.

     The Retirement Income Trust Fund, measured as of the Executive's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Executive's Benefit Eligibility Date. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Executive (or his Beneficiary) shall include the excess amounts attributable to the greater-than expected rate of return. In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, (i) the trustee of the Grantor Trust shall pay to the Executive's Beneficiary the monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Executive's Beneficiary may request to receive the unpaid balance of the Executive's Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Executive's Beneficiary (i) obtains approval from the trustee of the Grantor Trust and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive's death. Such lump sum payment, if approved by the trustee, shall be payable within thirty (30) days of such trustee approval.

     The Executive's Accrued Benefit Account (if applicable), measured as of the Executive's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Executive's Benefit Eligibility Date. In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or

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completion of all the payments due and owing hereunder, (i) the Bank shall pay to the Executive's Beneficiary the same monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Executive's Beneficiary may request to receive the remainder of any unpaid benefit payments In a lump sum payment. If a lump sum payment is requested by the Beneficiary, the amount of such lump sum payment shall be equal to the unpaid balance of the Executive's Accrued Benefit Account. Payment in such lump sum form shall be made only if the Executive's Beneficiary (i) obtains Board of Director approval, and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive's death. Such lump sum payment shall be made within thirty (30) days of approval by the Board of Directors.

     (b) ALTERATIVE PAYOUT OPTION. If (i) the Executive is employed with the Bank until reaching his Retirement Age, and (ii) the Executive has made a Timely Election to receive a lump sum benefit, this Subsection 3.1 (b) shall be controlling with respect to retirement benefits. The balance of the Retirement Income Trust Fund, measured as of the Executive's Benefit Age, shall be paid to the Executive in a lump sum on his Benefit Eligibility Date. In the event the Executive dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 3.1(b) within thirty (30) days of the date the Administrator receives notice of the Executive's death.

     The balance of the Executive's Accrued Benefit Account (if applicable), measured as of the Executive's Benefit Age, shall be paid to the Executive in a lump sum on his Benefit Eligibility Date. In the event the Executive dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 3. I (b) within thirty
(30) days of the date the Administrator receives notice of the Executive's death.

                                   SECTION IV
                          PRE-RETIREMENT DEATH BENEFIT

4.1 (a) NORMAL FORM OF PAYMENT. If (i) the Executive dies while employed by the Bank, and (ii) the Executive has not made a Timely Election to receive a lump sum benefit, this Subsection 4.1(a) shall be controlling with respect to pre-retirement death benefits.

     The Executive's Retirement Income Trust Fund, measured as of the Executive's death, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable to the Executive's

Beneficiary for the Payout Period. Such benefit payments shall commence within thirty (30) days of the date the Administrator receives notice of the Executive's death. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Executive's Beneficiary shall include the excess amounts attributable to the greater-thanexpected rate of return. The Executive's Beneficiary may request to receive the unpaid balance of the Executive's Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Executive's Beneficiary (i) obtains approval from the trustee of the Grantor Trust and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive's death. Such lump sum payment, if approved by the trustee, shall be made within thirty (30) days of such trustee approval.

     The Executive's Accrued Benefit Account (if applicable), measured as of the later of (i) the Executive's death or (ii) the date any final lump sum Phantom Contribution is recorded in the Accrued Benefit Account pursuant to Subsection 2.1(c), shall be annuitized (using the Interest Factor) into monthly installments and shall be payable to the Executive's Beneficiary for the Payout Period. Such benefit payments shall commence within thirty (30) days of the date the Administrator receives notice of the Executive's death, or if later, within thirty (30) days after any final lump sum Phantom Contribution is recorded in the Accrued Benefit Account in accordance with Subsection 2.1(c). The Executive's Beneficiary may request to receive the remainder of any unpaid monthly benefit payments due from the Accrued Benefit Account in a lump sum payment. If a lump sum payment is requested by the Beneficiary, the amount of such lump sum payment shall be equal to the unpaid balance of the Executive's Accrued Benefit Account. Payment in such lump sum form shall be made only if the Executive's Beneficiary (i) obtains Board of Director approval, and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive's death. Such lump sum payment, if approved by the Board of Directors, shall be payable within thirty (30) days of such Board approval.

     (b) ALTERATIVE PAYOUT OPTION. If (i) the Executive dies while employed by the Bank, and

(ii) the Executive has made a Timely Election to receive a lump sum benefit, this Subsection 4.1(b) shall be controlling with respect to pre-retirement death benefits.

     The balance of the Executive's Retirement Income Trust Fund, measured as of the later of (i) the Executive's death, or (ii) the date any final lump sum Contribution is made pursuant to Subsection 2.1(b), shall be paid to the Executive's Beneficiary in a lump sum within thirty (30) days of the date the Administrator receives notice of the Executive's death.

     The balance of the Executive's Accrued Benefit Account (if applicable), measured as of the later of (i) the Executive's death, or (ii) the date any final Phantom Contribution is recorded pursuant to Subsection 2.1(c), shall be paid to the Executive's Beneficiary in a lump sum within thirty (30) days of the date the Administrator receives notice of the Executive's death.

                                    SECTION V
                BENEFIT(S) IN THE EVENT OF TERMINATION OF SERVICE
                             PRIOR TO RETIREMENT AGE

5.1 VOLUNTARY OR INVOLUNTARY TERMINATION OF SERVICE OTHER THAN FOR CAUSE. In the event the Executive's service with the Bank is voluntarily or involuntarily terminated prior to Retirement Age for any reason, including a Change in Control, but excluding (1) any disability related termination for which the Board of Directors has approved early payment of benefits pursuant to Subsection
6. 1, (ii) the Executive's pre-retirement death, which is provided for in
Section IV, or (iii) termination for Cause, which is provided for in Subsection 5.2, the Executive (or his Beneficiary) shall be entitled to receive benefits in accordance with this Subsection 5.1. Payments of benefits pursuant to this Subsection 5.1 shall be made in accordance with Subsection 5.1 (a) or 5.1 (b) below, as applicable.

     (a)  NORMAL FORM OF PAYMENT.

     (1) Executive Lives Until Benefit Age. If (i) after such termination, the Executive lives until attaining his Benefit Age, and (ii) the Executive has not made a Timely Election to receive a lump sum benefit. This Subsection 5.1 (a)(1) shall be controlling with respect to retirement benefits.

     The Retirement Income Trust Fund, measured as of the Executive's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such payments shall commence on the Executive's Benefit Eligibility Date. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Executive (or his Beneficiary) shall include the excess amounts attributable to the greater-than expected rate of return. In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, (i) the trustee of the Grantor Trust shall pay to the Executive's Beneficiary the monthly installments (or a continuation of the monthly installments if they have already commenced) for the remaining months in the Payout Period, or (ii) the Executive's Beneficiary may request to receive the unpaid balance of the Executive's Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Executive's Beneficiary (i) obtains approval from the trustee of the Grantor Trust and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive's death. Such lump sum payment, if approved by the trustee, shall be made within thirty (30) days of such trustee approval.

     The Executive's Accrued Benefit Account (if applicable), measured as of the Executive's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Executive's Benefit Eligibility Date. In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, (i) the Bank shall pay to the Executive's Beneficiary the same monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Executive's Beneficiary may request to receive the remainder of any unpaid benefit payments in a lump sum payment. If a lump sum payment is requested by the Beneficiary, the amount of such lump sum payment shall be equal to the unpaid balance of the Executive's Accrued Benefit Account. Payment in such lump sum shall be made only if the Executive's Beneficiary (i) obtains Board of Director approval, and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive's death. Such lump sum payment, if approved by the Board of Directors, shall be made within thirty (30) days of such Board of Director approval.

     (2) EXECUTIVE DIES PRIOR TO BENEFIT AGE. If (i) after such termination, the Executive dies prior to attaining his Benefit Age, and (ii) the Executive has not made a Timely Election to receive a lump sum benefit, this Subsection 5.1(a)(2) shall be controlling with respect to retirement benefits.

     The Retirement Income Trust Fund, measured as of the date of the Executive's death, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence within thirty (30) days of the date the Administrator receives notice of the Executive's death. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund as of the date of the Executive's death, the final benefit payment to the Executive's Beneficiary shall include the excess amounts attributable to the greater-than-expected rate of return. The Executive's Beneficiary may request to receive the unpaid balance of the Executive's Retirement Income Trust Fund in the form of a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Executive's Beneficiary (i) obtains approval from the trustee of the Grantor Trust and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive's death. Such lump sum payment, if approved by the trustee, shall be made within thirty (30) days of such trustee approval.

     The Executive's Accrued Benefit Account (if applicable), measured as of the Executive's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Executive's Benefit Eligibility Date. In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, (i) the Bank shall pay to the Executive's Beneficiary the same monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Executive's Beneficiary may request to receive the remainder of any unpaid benefit payments in a lump sum payment. If a lump sum payment is requested by the Beneficiary, the amount of such lump sum payment shall be equal to the unpaid balance of the Executive's Accrued Benefit Account. Payment in such lump sum fund shall be made only if the Executive's Beneficiary (i) obtains Board of Director approval, and (ii) notifies the Administrator in writing of such election within ninety (90) days of the Executive's death. Such lump sum payment, if approved by the Board of Directors, shall be made within thirty (30) days of such Board of Director approval.

     (b)  ALTERNATIVE PAYOUT OPTION.

     (1) EXECUTIVE LIVES UNTIL BENEFIT AGE. If (i) after such termination, the Executive lives until attaining his Benefit Age, and (ii) the Executive has made a Timely Election to receive a lump sum benefit, this Subsection 5.1(b)(1) shall be controlling with respect to retirement benefits.

     The balance of the Retirement Income Trust Fund, measured as of the Executive's Benefit Age, shall be paid to the Executive in a lump sum on his Benefit Eligibility Date. In the event the Executive dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 5.1(b)(1) within thirty (30) days of the date the Administrator receives notice of the Executive's death.

     The balance of the Executive's Accrued Benefit Account (if applicable), measured as of the Executive's Benefit Age, shall be paid to the Executive in a lump sum on his Benefit Eligibility Date. In the event the Executive dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 5.1(b)(1) within thirty
(30) days of the date the Administrator receives notice of the Executive's death.

     (2) EXECUTIVE DIES PRIOR TO BENEFIT AGE. If (i) after such termination, the Executive dies prior to attaining his Benefit Age, and (ii) the Executive has made a Timely Election to receive a lump sum benefit, this Subsection 5.1(b)(2) shall be controlling with respect to retirement benefits.

     The balance of the Retirement Income Trust Fund, measured as of the date of the Executive's death, shall be paid to the Executive's Beneficiary within thirty (30) days of the date the Administrator receives notice of the Executive's death.

     The balance of the Executive's Accrued Benefit Account (if applicable), measured as of the date of the Executive's death, shall be paid to the Executive's Beneficiary within thirty (30) days of the date the Administrator receives notice of the Executive's death. 5.2 Termination For Cause. If the Executive is terminated for Cause, all benefits under this Agreement, other than those which can be paid from previous Contributions to the Retirement Income Trust Fund (and earnings on such Contributions), shall be forfeited. Furthermore, no further Contributions (or Phantom Contributions, as applicable) shall be required of the Bank for the year in which such termination for Cause occurs (if not yet made). The Executive shall be entitled to receive a benefit in accordance with this Subsection 5.2.

     The balance of the Executive's Retirement Income Trust Fund shall be paid to the Executive in a lump sum on his Benefit Eligibility Date. In the event the Executive dies prior to his Benefit Eligibility Date, his Beneficiary shall be entitled to receive the balance of the Executive's Retirement Income Trust Fund in a lump sum within thirty (30) days of the date the Administrator receives notice of the Executive's death.

                                   SECTION VI
                                 OTHER BENEFITS

6.1 (a) DISABILITY BENEFIT. If the Executive's service is terminated prior to Retirement Age due to a disability which meets the criteria set forth below, the Executive may request to receive the Disability Benefit in lieu of the retirement benefit(s) available pursuant to Section 5.1 (which is (are) not available prior to the Executive's Benefit Eligibility Date).

     In any instance in which: (i) it is determined by a duly licensed, independent physician selected by the Bank, that the Executive is no longer able, properly and satisfactorily, to perform his regular duties as an officer, because of ill health, accident, disability or general inability due to age,
(ii) the Executive requests payment under this Subsection in lieu of Subsection 5.1, and (iii) Board of Director approval is obtained to allow payment under this Subsection, in lieu of Subsection 5.1, the Executive shall be entitled to the following lump sum benefits: (i) the balance of the Retirement Income Trust Fund, plus (ii) the balance of the Accrued Benefit Account (if applicable). The benefits shall be paid within thirty (30) days following the date of the Executive's request for such benefit is approved by the Board of Directors. In the event the Executive dies after becoming eligible for such payments but before the actual payments are made, his Beneficiary shall be entitled to receive the benefits provided for in this Subsection 6.1 (a) within thirty (30) days of the date the Administrator receives notice of the Executive's death.

     (b) DISABILITY BENEFIT - SUPPLEMENTAL. Furthermore, if Board of Director approval is obtained within thirty (30) days of the Executive's death, the Bank shall make a direct, lump sum payment to the Executive's Beneficiary in an amount equal to the sum of all remaining Contributions (or Phantom Contributions) set forth in Exhibit A, but not required pursuant to Subsection 2.1(b) (or-2.1(c)) due to the Executive's disability-related termination. Such lump sum payment, if approved by the Board of Directors, shall be payable to the Executive's Beneficiary within thirty (30) days of such Board of Director approval.

6.2 Additional Death Benefit - Funeral Expense. Upon the Executive's death, the Executive's Beneficiary shall also be entitled to receive a one-time lump sum death benefit in the amount of Thirty Thousand Dollars ($30,000.00). This benefit shall be paid directly from the Bank to the Beneficiary and shall be provided specifically for the purpose of providing payment for funeral expenses of the Executive. Such death benefit shall be payable within thirty
(30) days from the date the Administrator receives notice of the Executive's death. The Executive's Beneficiary shall not be entitled to such benefit if the Executive is terminated for Cause prior to death.

                                   SECTION VII
                                 NON-COMPETITION

7.1 NON-COMPETITION. In consideration of the agreements of the Bank contained herein and of the payments to be made by the Bank pursuant hereto, the Executive hereby agrees that, for as long as he remains employed by the Bank, he will devote substantially all of his time, skill, diligence and attention to the business of the Bank, and will not actively engage, either directly or indirectly, in any business or other activity which is, or may be deemed to be, in any way competitive with or adverse to the best interests of the business of the Bank. The Executive further agrees that following his employment with the Bank and continuing through the Payout Period he will not actively engage, either directly or indirectly, in any business or other activity which is, or may be deemed to be, in any way competitive with or adverse to the best interests of the Bank, unless the Executive has the prior express written consent of the Board of Directors of the Bank.

7.2 BREACH OF NON-COMPETITION CLAUSE.

     (a) During Employment. In the event the Executive breaches Subsection 7.1 while employed at the Bank, all further Contributions to the Retirement Income Trust Fund (or Phantom Contributions to the Accrued Benefit Account) shall immediately cease, and all benefits under this Agreement, other than those which can be paid from previous Contributions to the Retirement Income Trust Fund (and earnings on such Contributions), shall be forfeited. If, following such breach, the Executive lives until attaining his Benefit Age, he shall be entitled to receive a benefit from the Retirement Income Trust Fund equal to the balance of the Retirement Income Trust Fund, payable in a lump sum on his Benefit Eligibility Date. In the event the Executive dies after attaining his Benefit Age but before actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit payable within thirty (30) days of the date of the Bank receives notice of the Executive's death. If, following such breach, the Executive dies prior to attaining his Benefit Age, his Beneficiary shall be entitled to receive a benefit from the Retirement Income Trust Fund equal to the balance of the Retirement Income Trust Fund, payable in a lump sum within thirty
(30) days of the date the Bank receives notice of the Executive's death.

     In the event (i) any breach by the Executive of the agreements and covenants described in Subsection 7.1 occurs while the Executive is employed at the Bank, and (ii) the Executive's employment with the Bank is terminated due to such breach, such termination shall be deemed to be for Cause and the benefits payable to the Executive shall be paid in accordance with Subsection 5.2 of this Agreement.

     (b) BREACH FOLLOWING TERMINATION OF EMPLOYMENT. In the event the Executive breaches Subsection 7.1 following the Executive's termination of employment with the Bank, all benefits under this Agreement, other than those which can be paid from previous Contributions to the Retirement Income Trust Fund shall be forfeited, regardless of whether the Executive is receiving benefits at such time. If the Executive has attained his Benefit Age and is receiving a benefit at the time of such breach, his remaining balance in the Retirement Income Trust Fund shall be paid to him in a lump sum within thirty (30) days of the date the Bank has received notice of such breach (or in the event of the Executive's death after attainment of his Benefit Age but before actual payment of such lump sum, payment shall be made to the Executive's Beneficiary within thirty (30) days of the date the Bank has received notice of the Executive's death). If the Executive has not attained his Benefit Age at the time of the breach, and following such breach, the Executive lives until attaining his Benefit Age, he shall be entitled to receive a benefit from the Grantor Trust equal to the balance of the Retirement Income Trust Fund, payable in a lump sum on his Benefit Eligibility Date. In the event the Executive dies after attaining his Benefit Age but before actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit payable within thirty (30) days of the date of the Bank receives notice of the Executive's death. If the Executive has not attained his Benefit Age at the time of the breach, and following such breach, the Executive dies prior to attaining his Benefit Age, his Beneficiary shall be entitled to receive a benefit from the Retirement Income Trust Fund equal to the balance of the Retirement Income Trust Fund, payable in a lump sum within thirty
(30) days of the date the Bank receives notice of the Executive's death.

     In the event of a termination related to a Change in Control as described in Subsection 2.1 (b)(2) (or 2.1 (c)(2)), Subsection 7.1 shall cease to be a condition to the performance by the Bank of its obligations under this Agreement.

                                  SECTION VIII
                             BENEFICIARY DESIGNATION

     The Executive shall make an initial designation of primary and secondary Beneficiaries upon execution of this Agreement and shall have the right to change such designation, at any subsequent time, by submitting to (i) the Administrator, and (ii) the trustee of the Retirement Income Trust Fund, in substantially the form attached as Exhibit B to this Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of this Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

                                   SECTION IX
                           EXECUTIVE'S RIGHT TO ASSETS

     The rights of the Executive, any Beneficiary, or any other person claiming through the Executive under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Executive, the Beneficiary, or any other person claiming through the Executive, shall only have the right to receive from the Bank those payments or amounts so specified under this Agreement. The Executive agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement shall not be deemed to be held under any trust for the benefit of the Executive or his Beneficiaries, unless such asset is contained in the rabbi trust described in Section XII of this Agreement. Any such asset shall be and remain, a general, unpledged asset of the Bank in the event of the Bank's insolvency.

                                    SECTION X
                            RESTRICTIONS UPON FUNDING

     The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement, other than those Contributions required to be made to the Retirement Income Trust Fund. The Executive, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to replace such assets from time to time or to terminate its investment in such assets at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                   SECTION XI
                                 ACT PROVISIONS

11.1 NAMED FIDUCIARY AND ADMINISTRATOR. The Bank shall be the Named Fiduciary and FICC shall be the Administrator of this Agreement. The Administrator shall be responsible for the interpretation and administration of the Agreement as established herein. The Bank may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals. 11.2 Claims Procedure-and Arbitration. In the event that benefits under this Agreement are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimant feels he is entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, it shall provide in writing, within ninety (90) days of receipt of such claim, its specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimant if an additional review of the claim denial is desired.

     If claimant desires a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimant may review this Agreement or any documents relating thereto and submit any issues and comments, in writing, he may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

     If claimant continues to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimant may submit the dispute to an arbitration panel for settlement. The arbitration panel shall consist of three members: one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The arbitration panel shall conduct the arbitration in accordance with the applicable rules of the American Arbitration Association. The arbitral award may grant any relief deemed by the arbitrators to be just and equitable and shall state the reasons for the award and the relief granted. The parties hereto agree that they, their heirs, personal representatives, successors and assigns shall be bound by the decision of the arbitration panel with respect to any controversy properly submitted to it for determination. Any award rendered may be confirmed, judgment upon any award rendered may be entered, and such award of the judgment thereon may be enforced in any court of any state or country having jurisdiction over the parties.

                                   SECTION XII
                                  MISCELLANEOUS

12.1 NO EFFECT ON EMPLOYMENT RIGHTS. Nothing contained herein will confer upon the Executive the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Executive without regard to the existence of the Agreement. Pursuant to 12 C.F.R. ss. 563.39(b), the following conditions shall apply to this Agreement:

     (1) The Bank's Board of Directors may terminate the Executive at any time, but any termination by the Bank's Board of Directors other than termination for Cause shall not prejudice the Executive's vested right to compensation or other benefits under the Agreement. As provided in Subsection 5.2, the Executive shall have no right to receive additional compensation or other benefits, other than those provided for in Subsection 5.2, after termination for Cause.

     (2) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Bank's obligations under the Agreement shall be suspended (except vested rights) as of the date of termination of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (3) If the Executive is terminated and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all non-vested obligations of the Bank under the Agreement shall terminate as of the effective date of the order.

     (4) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all non-vested obligations under the Agreement shall terminate as of the date of default.

     (5) All non-vested obligations under the Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Bank:

     (i) by the Director [of the Federal Deposit Insurance Corporation] or his designee at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in ss. 13(c) of the Federal Deposit Insurance Act; or

     (ii) by the Director [of the Federal Deposit Insurance Corporation] or his designee, at the time the Director or his designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

     Any rights of the parties that have already vested, (i.e., the balance of the Executive's Retirement Income Trust Fund and the balance of the Executive's Accrued Benefit Account, if applicable), however, shall not be affected by such action.

12.2 STATE LAW. The Agreement is established under, and will be construed according to, the laws of the state of Indiana, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

12.3 SEVERABILITY. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

12.4 INCAPACITY OF RECIPIENT. In the event the Executive is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Executive is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

12.5 UNCLAIMED BENEFIT. The Executive shall keep the Bank informed of his current address and the current address of his Beneficiaries. The Bank shall not be obligated to search for the whereabouts of any person. If the location of the Executive is not made known to the Bank as of the date upon which any payment of any benefits from the Accrued Benefit Account may first be made, the Bank shall delay payment of the Executive's benefit payment(s) until the location of the Executive is made known to the Bank; however, the Bank shall only be obligated to hold such benefit payment(s) for the Executive until the expiration of thirty-six (36) months. Upon expiration of the thirty-six (36) month period, the Bank may discharge its obligation by payment to the Executive's Beneficiary. If the location of the Executive's Beneficiary is not made known to the Bank by the end of an additional two (2) month period following expiration of the thirty-six
(36) month period, the Bank may discharge its obligation by payment to the Executive's Estate. If there is no Estate in existence at such time or if such fact cannot be determined by the Bank, the Executive and his Beneficiary(ies) shall thereupon forfeit any rights to the balance, if any, of the Executive's Accrued Benefit Account provided for such Executive and/or Beneficiary under this Agreement.

12.6 LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Agreement, no individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be personally liable to the Executive or any other person for any claim. loss. liability or expense incurred in connection with the Agreement.

12.7 GENDER AND NUMBER. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply. Similarly, words in the plural shall be construed in the singular and vice versa, whenever applicable.

12.8 EFFECT ON OTHER CORPORATE BENEFIT AGREEMENTS. Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation plan or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

12.9 SUICIDE. Notwithstanding anything to the contrary in this Agreement, if the Executive's death results from suicide, whether sane or insane, within twenty-six (26) months after execution of this Agreement, all further Contributions to the Retirement Income Trust Fund (or Phantom Contributions recorded in the Accrued Benefit Account) shall thereupon cease, and no Contribution (or Phantom Contribution) shall be made by the Bank to the Retirement Income Trust Fund (or recorded in the Accrued Benefit Account) in the year such death resulting from suicide occurs (if not yet made). All benefits other than those available from previous Contributions to the Retirement Income Trust Fund under this Agreement shall be forfeited, and this Agreement shall become null and void. The balance of the Retirement Income Trust Fund, measured as of the Executive's date of death, shall be paid to the Beneficiary within thirty (30) days of the date the Administrator receives notice of the Executive's death.

12.10 INUREMENT. This Agreement shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Executive, his successors, heirs, executors, administrators, and Beneficiaries.

12.11 HEADINGS. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

12.12 ESTABLISHMENT OF A RABBI TRUST. The Bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" (as defined in such rabbi trust agreement), until the contributed assets are paid to the Executive and/or his Beneficiary in such manner and at such times as specified in this Agreement. It is the intention of the Bank that the contribution or contributions to the rabbi trust shall provide the Bank with a source of funds to assist it in meeting the liabilities of this Agreement.

                                  SECTION XIII
                           AMENDMENT/PLAN TERMINATION

13.1 AMENDMENT OR PLAN TERMINATION. The Bank intends this Agreement to be permanent, but reserves the right to amend or terminate the Agreement when, in the sole opinion of the Bank, such amendment or termination is advisable. However, any termination of the Agreement which is done in anticipation of or pursuant to a "Change in Control", as defined in Subsection 1.9, shall be deemed to trigger Subsection 2.1(b)(2) (or 2.1(c)(2), as applicable) of the Agreement notwithstanding the Executive's continued employment, and benefit(s) shall be paid from the Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) in accordance with Subsection 13.2 below and with Subsections 2.1(b)(2) (or 2.1(c)(2), as applicable). Any amendment or termination of the Agreement shall be made pursuant to a resolution of the Board of Directors of the Bank and shall be effective as of the date of such resolution. No amendment or termination of the Agreement shall directly or indirectly deprive the Executive of all or any portion of the Executive's Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) as of the effective date of the resolution amending or terminating the Agreement.

13.2 EXECUTIVE'S RIGHT TO PAYMENT FOLLOWING PLAN TERMINATION. In the event of a termination of the Agreement, the Executive shall be entitled to the balance, if any, of his Retirement Income Trust Fund and Accrued Benefit Account, if applicable. However, if such termination is done in anticipation of or pursuant to a "Change in Control," such balances shall include the final Contribution (or final Phantom Contribution) made (or recorded) pursuant to Subsection 2.1(b)(2) (or 2.1(c)(2)). Payment of the balances of the Executive's Retirement Income Trust Fund and Accrued Benefit Account, if applicable, shall not be dependent upon his continuation of employment with the Bank following the termination date of the Agreement. Payment of the balances of the Executive's Retirement Income Trust Fund and Accrued Benefit Account, if applicable, shall be made in a lump sum within thirty (30) days of the date of termination of the Agreement.

                                   SECTION XIV
                                    EXECUTION

14.1 This Agreement and the Grantor Trust Agreement set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement and the Grantor Trust Agreement.

14.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Bank and the Executive have caused this Agreement to be executed on the day and date first above written.


ATTEST:                                  MUTUAL FEDERAL SAVINGS BANK
                                         (Bank)

                                         By:
                                            --------------------------------


------------------------                 -----------------------------------
Secretary                                         (Title)



WITNESS:                                 EXECUTIVE:


------------------------                 -----------------------------------

                            CONDITIONS, ASSUMPTIONS,
                                       AND
               SCHEDULE OF CONTRIBUTIONS AND PHANTOM CONTRIBUTIONS


1.   Interest Factor - for purposes of:

     a. the Accrued Benefit Account - shall be Eight percent (8%) per annum, compounded monthly.

     b. the Retirement Income Trust Fund - for purposes of annuitizing the balance of the Retirement Income Trust Fund over the Payout Period, the trustee of the Grantor Trust shall exercise discretion in selecting the appropriate rate given the nature of the investments contained in the Retirement Income Trust Fund and the expected return associated with the investments.

2. The amount of the annual Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) has been based on the annual incremental accounting accruals which would be required of the Bank through the earlier of the Executive's death or Retirement Age, (i) pursuant to APB Opinion No. 12, as amended by FAS 106 and (ii) assuming a discount rate equal to Eight percent (8%) per annum, in order to provide the unfunded, non-qualified Supplemental Retirement Income Benefit.

3. Supplemental Retirement Income Benefit means an actuarially determined annual amount equal to _________________________ ($_________).

The Supplemental Retirement Income Benefit:

o the definition of Supplemental Retirement Income Benefit has been incorporated into the Agreement for the sole purpose of actuarially establishing the amount of annual Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account). The amount of any actual retirement, pre-retirement or disability benefit payable pursuant to the Agreement will be a function of (i) the amount and timing of Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) and (ii) the actual investment experience of such Contributions (or the monthly compounding rate of Phantom Contributions).

4.      Schedule of Annual Gross Contributions/Phantom Contributions


                  Plan Year                              Amount
                  ---------                              ------

                  1996                                   $
                  1997                                   $
                  1998                                   $
                  1999                                   $
                  2000                                   $
                  2001                                   $
                  2002                                   $
                  2003                                   $








                                    Exhibit A

           RESTATED EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT
                             BENEFICIARY DESIGNATION


     The Executive, under the terms of the Restated Executive Supplemental Retirement Income Agreement executed by the Bank, dated the ______ day of __________________, 19__, hereby designates the following Beneficiary to receive any guaranteed payments or death benefits under such Agreement, following his death:

PRIMARY BENEFICIARY:        _________________________________

SECONDARY BENEFICIARY:      _________________________________

         This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.
         This Beneficiary Designation is revocable.

DATE:___________________ , 19___


------------------------------------        ------------------------------------
(WITNESS)                                               EXECUTIVE










                                    Exhibit B

           RESTATED EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT

                  NOTICE OF ELECTION TO CHANGE FORM OF PAYMENT


TO:      Bank

         Attention:


     I hereby give notice of my election to change the form of payment of my Supplemental Retirement Income Benefit, as specified below. I UNDERSTAND THAT SUCH NOTICE, IN ORDER TO BE EFFECTIVE, MUST BE SUBMITTED IN ACCORDANCE WITH THE TIME REQUIREMENTS DESCRIBED IN MY RESTATED EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT.


        |_| I hereby elect to change the form of payment of my benefits from monthly installments throughout my Payout Period to a lump sum benefit payment.


        |_| I hereby elect to change the form of payment of my benefits from a lump sum benefit payment to monthly installments throughout my Payout Period. Such election hereby revokes my previous notice of election to receive a lump sum form of benefit payments.




                               ----------------------------------
                               Executive


                               ----------------------------------
                               Date

                               Acknowledged
                               By:
                                  -------------------------------

                               Title:
                                     ----------------------------


                               ----------------------------------
                               Date



                                    Exhibit C

                           MUTUAL FEDERAL SAVINGS BANK
                               RABBI TRUST FOR THE

              EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT(S)

      -------------------------------------------------------------------



     This Agreement is made this 15th day of November, 1996 by and between MUTUAL FEDERAL SAVINGS BANK, a federally chartered savings institution, having its principal place of business in Munice, Indiana, (the "Bank"), and Indiana Federal Bank for Savings, a banking organization organized under the laws of the state of Indiana (the "Trustee").

     WHEREAS, the Bank has adopted Restated Executive Supplement Retirement Income Agreement(s)(the "Plan"), effective as of the 15th day of November, 1996, which constitutes a non-qualified deferred compensation plan, a copy of which is attached hereto as Appendix A.

     WHEREAS, Bank has incurred or expects to incur liability under the terms of the Plan with respect to the individual(s) participating in the Plan;

     WHEREAS, Bank wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Bank's creditors in the event of Bank's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan, maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

     WHEREAS, it is the intention of Bank to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

1.   ESTABLISHMENT OF TRUST.

     (a) Bank hereby deposits with Trustee in trust assets which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b)  The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which Bank is grantor, within the meaning of subpart E. part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Bank and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Bank. Any assets held by the Trust will be subject to the claims of Bank's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) Within seventy-five (75) days following the end of each calender year, Bank shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of the calendar year.

     (f) Upon (i) a Change in Control (as defined herein) or (ii) the death of a participant during service but prior to "Benefit Age" (as such term is defined in the Plan), Bank shall as soon a possible, but in no event longer than seventy-five (75) days following such event, make an additional irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date such event occurred.

2.   PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

     (a) Bank shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Bank.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Bank or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     (c) Bank may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Bank shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Bank shall make the balance of each such payment as it falls due. Trustee shall notify Bank where principal and earnings are not sufficient.

3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN BANK IS INSOLVENT.

     (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Bank is Insolvent. Bank shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Bank is unable to pay its debts as they become due, (ii) Bank is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or
          (iii) Bank is determined to be insolvent by the Director of the Federal Deposit Insurance Corporation or the Resolution Trust Corporation.

     (b)  At all times during the continuance of this Trust, as provided in
          Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Bank under federal and state law as set forth below.

          (1) The Board of Directors and the Chief Executive Officer of Bank shall have the duty to inform Trustee in writing of Bank's Insolvency. If a person claiming to be a creditor of Bank alleges in writing to Trustee that Bank has become Insolvent, Trustee shall determine whether Bank is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (2) Unless Trustee has actual knowledge of Bank's Insolvency, or has received notice from Bank or person claiming to be a creditor alleging that Bank is Insolvent, Trustee shall have no duty to inquire whether Bank is Insolvent. Trustee may in all events rely on such evidence concerning Bank's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Bank's solvency.

          (3) If at any time Trustee has determined that Bank is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Bank's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Bank with respect to benefits due under the Plan or otherwise.

          (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Bank is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Bank in lieu of the payments provided for hereunder during any such period of discontinuance.

4.   PAYMENTS TO BANK.

     Except as provided in Sections 3 or 12 hereof, after the Trust has become irrevocable, Bank shall have no right or power to direct Trustee to return to Bank or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

5.   INVESTMENT AUTHORITY.

     Trustee shall maintain all investments deposited upon establishment of the trust (and listed on Exhibit A), until such time as the investments reach maturity. Liquidation of such investments prior to maturity shall only be allowable by the Trustee if (i) there is insufficient cash in the trust at the time a benefit payment is due under the Plan and (ii) with knowledge of such insufficiency, the Bank affirmatively chooses not to pay any or all of the benefit payment due from Bank assets held outside the trust itself. As the investments listed on Exhibit A mature, the Trustee's investment authority, with respect to the proceeds from such investments, shall be subject to the following:

     (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Bank, other than a de minimis amount held in common investment vehicles in which Trustee invests, except where such de minimis investment is prohibited by applicable banking regulations. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

     (b) Trustee shall have the following powers and authority in the administration of the assets of Trust, in addition to those vested in it elsewhere in this Trust or by law:

          (i) To invest and reinvest the assets of Trust, without distinction between principal and income, in any kind of property, real, personal or mixed, tangible or intangible, and in any kind of investment, security or obligation suitable for the investment of Trust assets, including federal, state and municipal tax-free obligations and other tax-free investment vehicles, insurance policies and annuity contracts, and any common trust fund, group trust, pooled fund, or other commingled investment fund maintained by the Trustee or any other bank or entity for trust investment purposes;

          (ii) To purchase, and maintain as owner, life insurance policies with respect to participants;

        (iii) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of, any security or other property at any time held;

          (iv) To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings;

          (v) To exercise any conversion privilege and/or subscription right available in connection with securities or other property at any time held, to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, Bank or association or to the sale, mortgage, pledge or lease of the property of an corporation, Bank or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, the making of agreement or subscription, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other properties so acquired;

          (vi) To hold cash uninvested for a reasonable period of time (not in excess of ten (10) days) under the circumstances without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith;

         (vii) To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable;

        (viii) To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form;

          (ix) To make, execute and deliver, as Trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

          (x) To employ suitable agents and counsel and to pay their reasonable expenses and compensation; and

          (xi) To have any and all other power of authority, under the laws of the state in which the Trustee's principal executive offices are located, relevant to performance in the capacity as Trustee.

6.   DISPOSITION OF INCOME.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

7.   ACCOUNTING BY TRUSTEE.

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Bank and Trustee. Within ninety (90) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Bank a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

8.   RESPONSIBILITY OF TRUSTEE.

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Bank which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Bank. In the event of a dispute between Bank and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, except litigation arising out of the Trustee's negligence or breach of fiduciary duty, Bank agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorney's fees and expenses) relating thereto and to be primarily liable for such payments. If Bank does not pay such costs, expenses and liabilities in a reasonable manner, Trustee may obtain payment from the Trust.

     (c) Trustee may consult with legal counsel (who may also be counsel for Bank generally) with respect to any of its duties or obligations hereunder.

     (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

9.   FEES AND EXPENSES OF TRUSTEE.

     Bank shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

10.  RESIGNATION AND REMOVAL OF TRUSTEE.

     (a) Trustee may resign at any time by written notice to Bank, which shall be effective sixty (60) days after receipt of such notice unless Bank and Trustee agree otherwise.

     (b) Trustee may be removed by Bank on sixty (60) days prior written notice or upon shorter notice accepted by Trustee.

     (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Bank for two (2) years following the date of such Change in Control, nor may such Trustee be removed by Bank in anticipation of a Change of Control.

     (d) If Trustee resigns at any time following a Change in Control, or if Trustee is removed by Bank at any time following the expiration of the two (2) year period (as described in Subpart (c) above) following a Change in Control, Trustee shall select a successor Trustee in accordance with the provisions of 11(a) hereof prior to the effective date of Trustee's resignation or removal. In all other instances of resignation or removal, Bank shall select a successor Trustee in accordance with the provisions of 11(a) hereof prior to the effective date of Trustee's resignation or removal.

          (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within fifteen (15) days after receipt of notice of resignation, removal or transfer, unless Bank extends the time limit.

          (f) If Trustee resigns or is removed under paragraph (a), (b), or (d) of this Section 10, a successor shall be appointed in accordance with Section 11 hereof, by the effective date of resignation or removal. If no such appointment has been made, Trustee or Bank (as specified above) may apply to a court of competent jurisdiction for appointment of a successor or for instructions. Should the Trustee be required to apply to a court of competent jurisdiction for such purpose, all expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

11.  APPOINTMENT OF SUCCESSOR.

          (a)  If Trustee resigns or is removed pursuant to the provisions of
               Section 10 hereof, Bank or Trustee (as specified above) may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

          (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Bank shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.


12.      AMENDMENT OR TERMINATION.

          (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Bank. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

          (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Bank.

          (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Bank may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Bank.

          (d) Sections 1(one), 2 (two), 6 (six), 10 (ten) and 12 (twelve) of this Trust Agreement may not be amended by Bank (i) in anticipation of or (ii) for two (2) years following a Change of Control, as defined herein.

13.  MISCELLANEOUS.

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state in which the Trustee's principal executive offices are located.

          (d)  For purposes of this Trust, Change of Control shall mean;

               (1) a change of control of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (hereinafter the "Exchange Act"); or

               (2) a change of control of the Bank within the meaning of 12 C.F.R. 4\574.4; or

               (3)  a Change of Control at such time as

                    (i) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing Twenty Percent (20%) or more of the combined voting power of the Bank's outstanding securities ordinarily having the right to vote at the elections of Directors except for (i) any stock of the Bank purchased by the Holding Company in connection with the conversion of the Bank to stock form, and (ii) any stock purchased by any Employee Stock Ownership Plan and/or trust sponsored by the Bank; or

                    (ii) individuals who constitute the Board of Directors on
                         the date hereof (hereinafter the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board, or whose nomination for election by the Bank's members (or stockholders) was approved by the Bank's Nominating Committee which is comprised of members of the Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or

                   (iii) merger, consolidation, or sale of all or substantially all the assets of the Bank occurs; or

                    (iv) a proxy statement is issued soliciting proxies from the members (or stockholders) of the Bank by someone other than the current management of the Bank, seeking member (or stockholder) approval of a plan of reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the outstanding shares of the class of the Bank's securities are exchanged for or converted into cash or property or securities not issued by the Bank.

               For these purposes, the terms "stockholders(s)" and "member(s)" shall be considered one and the same. The term "Holding Company" shall mean the holding company (including any successor thereto) organized to acquire the capital stock of the Bank upon the Bank's conversion from mutual to stock form.


14.  EFFECTIVE DATE.

     The effective date of this Trust Agreement shall be the 15th day of November, 1996.

     IN WITNESS WHEREOF, this instrument has been executed as of the day and year first written above.

                                   MUTUAL FEDERAL SAVINGS BANK
                                   (Bank)

Attest:                            By:
                                       ----------------------------------------

---------------------------        --------------------------------------------
                                   (Title)


                                   --------------------------------------------
                                   (Trustee)

Attest:                            By:
                                       ----------------------------------------

---------------------------        --------------------------------------------
                                   (Title)

                                      FIRST
                                    AMENDMENT
                                     TO THE
                           MUTUAL FEDERAL SAVINGS BANK
                               RABBI TRUST FOR THE
                                    RESTATED
              EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT(S)

        ----------------------------------------------------------------


     This Agreement is made this 19th day of October, 1999 by and between MUTUAL FEDERAL SAVINGS BANK, a federally chartered savings institution, having its principal place of business in Munice, Indiana, (the "Bank"), and SECURITY FEDERAL SAVINGS BANK, a federally chartered savings institution, with its principal place of business in the state of Indiana, (the "Trustee").

     WHEREAS, the Bank has adopted a restated Executive Supplemental Retirement Income Agreement, effective as of the 15th day of November, 1996, which constitutes a non-qualified deferred compensation plan;

     WHEREAS, the Bank has adopted an Executive Deferred Compensation Master Agreement, effective as of the 15th day of November, 1996, which constitutes a non-qualified deferred compensation plan;

     WHEREAS, the Bank has adopted a Director Deferred Compensation Master Agreement (the "Plans"), effective as of the 15th day of November, 1996, which constitutes a non-qualified deferred compensation plan;

     WHEREAS, it is the parties intention to merge and consolidate all of the assets of the Mutual Federal Savings Bank Rabbi Trust for the Restated Executive Supplemental Retirement Income Agreement(s) ("the Trust"), the Mutual Federal Savings Bank Rabbi Trust for the Executive Deferred Compensation Master Agreement, and the Mutual Federal Savings Bank Rabbi Trust for the Director Deferred Compensation Master Agreement;

     NOW, THEREFORE, the parties do hereby amend and rename the Trust the "Mutual Federal Savings Bank Rabbi Trust for the Restated Executive Supplemental Retirement Income Agreement(s), the Director Deferred Compensation Master Agreement, and the Executive Deferred Compensation Master Agreement."

     IN WITNESS WHEREOF, this instrument has been executed as of the day and year first written above.



                                   MUTUAL FEDERAL SAVINGS BANK
                                   (Bank)

Attest:                            By:
                                       ----------------------------------------

---------------------------        --------------------------------------------
                                   (Title)


                                   SECURITY FEDERAL SAVINGS BANK
                                   (Trustee)

Attest:                            By:
                                       ----------------------------------------

---------------------------        --------------------------------------------
                                   (Title)

                                    FORM OF
                             GRANTOR TRUST AGREEMENT


     This Trust Agreement is made this 15th day of November, 1996, by and among _______________ (the "Grantor"), MUTUAL FEDERAL SAVINGS BANK, a state chartered mutual savings bank having its principal place of business in MUNCIE, INDIANA, (the "Bank"), and Indiana Federal Bank for Savings (the "Trustee").


                                    RECITALS:

     WHEREAS, the Bank has entered into a certain Restated Executive Supplemental Retirement Income Agreement, effective as of the 15th day of November, 1996, (the "Agreement") with Grantor, a copy of which is attached hereto as Exhibit A; and

     WHEREAS, the Agreement provides for certain payments of benefits to be paid to the Grantor or his designated Beneficiary in accordance with the terms and provisions of the Agreement, (the "Benefits"); and

     WHEREAS, Grantor and the Bank desire to establish an irrevocable trust fund for the purpose of accumulating funds to provide the Benefits under the Agreement; and

     WHEREAS, Grantor and the Bank desire the Trustee to hold all funds contributed by the Bank, and the Trustee is willing to hold and administer such funds in trust, pursuant to the terms of the Agreement and this Trust.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Grantor, Bank and Trustee do hereby covenant and agree as follows:

1.   ESTABLISHMENT OF TRUST.

     Grantor hereby establishes the Trust and does hereby transfer, assign, convey and grant to the Trustee, the property listed on Exhibit B attached hereto and made a part hereof for Grantor's benefit and the benefit of any Beneficiary named hereunder. The Trustee agrees to hold said property and such additional property as may be hereafter acquired by Trustee under the provisions of this Trust. The Trust established by this Trust Agreement is intended to be a "Grantor Trust", treated as established by the Grantor, with the result that the principal and income of the Trust are treated for tax purposes as assets and income of the Grantor pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended. Any capitalized terms set forth in this Trust that are not specifically defined herein shall have the same meaning as set forth in the Agreement.

2.   ACCEPTANCE OF TRUST.

     The Trustee hereby accepts this Trust as evidenced by the Trustee's execution of this Trust Agreement. The Bank hereby represents and warrants that is has the full power, authority, and capacity to execute this Trust and perform its obligation hereunder. This Trust constitutes a legal, valid and binding obligation of the Bank, and is enforceable against the Bank in accordance with its terms.

3.   TRUST FUND PROVISIONS.

     The Trustee shall receive any property from the Grantor and Contributions paid to it in cash, or in other property acceptable to it, which shall from time to time be transferred to the Trust by the Bank. The Trustee shall be accountable for all property and Contributions received, but the Trustee shall have no duty to see that the Contributions received are sufficient to provide the Benefits, nor shall the Trustee be obligated or have any right to enforce or collect any Contributions from the Bank. All property and Contributions so received together with the income therefrom and any other increment thereon shall be held, managed and administered by the Trustee pursuant to the terms of the Agreement and this Trust.

     The Trustee shall establish and maintain a separate Trust Fund for the benefit of the Grantor to which shall be credited all Contributions by the Bank, and other property conveyed to the Trust, and all earnings and profits thereon, and from which shall be deducted all distributions of Benefits and charges authorized herein.

     The Bank shall make Contributions to the Trust each year at the time and in the manner and amount specified in the Agreement. As of the end of each calendar year the Trustee shall determine the fair market value of the Trust Fund, after adding any Contributions made to the Trust and deducting distributions and any expenses of administration paid out of the Trust during such year. All income of the Trust earned during each calendar year shall be added to principal as of the end of such year.

     The Bank shall notify Grantor, as soon as reasonably practicable, after each Contribution to the Trustee on behalf of the Grantor. The form of such notice shall be by mutual agreement between the Grantor and Bank.

     Any and all Contributions, as well as earnings thereon, made on behalf of Grantor shall be deemed to be the sole and exclusive property of the Grantor. The Grantor may withdraw, either in whole or in part, any and all amounts contributed on behalf of the Grantor by Bank, including earnings thereon, at any time and from time to time within thirty (30) days after the date of such Contribution to the Trust, as determined in the sole and exclusive discretion of the Grantor. Withdrawal instructions shall be given to the Trustee in writing, and signed by the Grantor. Such withdrawal instructions must be delivered to the Trustee on or before midnight of the thirtieth (30th) day after the date of each Contribution. All withdrawals shall be deducted from Contributions on a first in first out basis in the event of more than one Contribution within a thirty (30) day period. The lapse of or failure to properly execute the withdrawal right for each separate Contribution shall be final and conclusive with respect to that particular withdrawal right and such withdrawal right or rights shall not be cumulative and shall not be carried forward from year to year. No further claim or right of withdrawal exists in favor of Grantor or any person, except those claims as set forth and specified by the terms of the Agreement and this Trust relating to Benefits.

     Exercise of such withdrawal rights shall terminate Bank's obligation to make future Contributions to the Trust.

     To the extent the Grantor does not exercise his withdrawal rights with respect to the Contributions, the Contributions shall be used by the Trustee:

     (i) to provide retirement benefits or disability benefits payable to the Grantor pursuant to the Agreement;

     (ii) to provide the pre-retirement death benefit payable to the Beneficiary pursuant to the Agreement;

    (iii) to provide the Grantor with sufficient funds to pay any income taxes owed by Grantor as the result of Grantor's interest in the Trust, to the extent such taxes have not been withheld and paid by the Bank; and

     (iv) for the reasonable compensation of, and reasonable expenses incurred by, the Trustee in connection with the administration of the Trust, to the extent such compensation and expenses are not paid directly by the Bank.

     The assets of the Trust Fund shall at no time be subject to the rights or claims of any creditors of the Bank, Grantor or Beneficiary.

     Grantor shall have the right to direct the Trustee as to the investment of the Trust Fund. Such investment direction and instruction shall be delivered to the Trustee in writing by the Grantor. In the absence of specific instruction, the Trustee shall invest and reinvest the Trust Fund pursuant to the terms hereof.

     All amounts contributed by the Bank on behalf of the Grantor are intended to be taxable compensation to Grantor. All earnings on the Contributions, to the extent Contributions are invested in taxable investments, are intended to be taxable to the Grantor in accordance with the grantor trust rules under Sections 671 through 679 of the Internal Revenue Code of 1986. No part of the Trust Fund shall at any time or under any circumstances revert to the Bank.

     The Grantor may direct the Trustee in writing to make distributions from the Trust to the Grantor in an amount sufficient to satisfy the Grantor's federal and state income tax liability attributable to amounts contributed to the Trust and to earnings on the Trust's assets. The Grantor shall provide the Trustee such information as the Trustee may require to determine the amount needed for such purpose.

4.   PAYMENTS FROM THE TRUST FUND.

     The Trustee shall make distributions from the Trust Fund to pay the Benefits at the time and in the manner provided for in the Agreement. The Bank or its duly authorized representative, shall deliver instructions to the Trustee as to the amounts payable, the form in which such amounts are to be paid, and the time payment is to commence. Other payments authorized under Section 3 to be made by Trustee shall also be made from the Trust Fund as appropriate.

     Nothing in this Trust Agreement shall relieve the Bank of its obligation to pay the Benefits provided to Grantor or Beneficiary under the Agreement except to the extent such obligation is met by the application of the Trust Fund or by any direct payments expressly required by the Agreement. In all instances, if the language in the Agreement conflicts with the language in this Trust, the Agreement shall be controlling.

5.   NON-ALIENATION.

     Except to the extent otherwise specifically required by law, (i) no amount payable at any time under the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of or claims against the Bank, Grantor or Beneficiary.

6.   TRUSTEE'S POWERS.

     The Trustee shall have the following powers and authority in the administration of the Trust Fund, in addition to those vested in it elsewhere in this Trust Agreement or by law:

     (a) Subject to the Grantor's right to direct the investment of the Trust Fund, as provided in Section 3, to invest and reinvest the Trust Fund, without distinction between principal and income, in any kind of property, real, personal or mixed, tangible or intangible, and in any kind of investment, security or obligation suitable for the investment of trust funds, including federal, state and municipal tax-free obligations and other tax-free investment vehicles, insurance policies and annuity contracts, and any common trust fund, group trust, pooled fund, or other commingled investment fund maintained by the Trustee or any other bank or entity for trust investment purposes; provided, however, that it is the desire of the Grantor, which shall be precatory and not binding, that the Trustee invest the Trust Fund, in the absence of specific investment direction from the Grantor, to the extent possible, in tax- deferred investment vehicles, such as life insurance or annuity products.

     (b) To purchase, and maintain as owner, a life insurance policy on the life of Grantor;

     (c) To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of, any security or other property at any time held;

     (d) To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings;

     (e) To exercise any conversion privilege and/or subscription right available in connection with securities or other property at any time held, to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other properties so acquired;

     (f) To hold cash uninvested for a reasonable period of time (not in excess of ten (10) days without the express written consent of the Grantor) without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith;

     (g) To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable;

     (h) To employ suitable agents and counsel and to pay their reasonable expenses and compensation;

     (i) To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form;

     (j) To make, execute and deliver, as Trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers; and

     (k) To have any and all other powers or authority, under the laws of the state in which the Trustee's principal executive offices are located, relevant to performance in the capacity as Trustee.

7.   FEES AND EXPENSES OF TRUSTEE.

     The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon by the Bank and the Trustee. Such compensation and all reasonable costs, charges and expenses incurred by the Trustee in connection with the administration of the Trust, including counsel fees, shall be withdrawn by the Trustee out of the Trust Fund unless paid or advanced by the Bank.

8.   ACCOUNTING BY TRUSTEE.

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and other transactions with respect to the Trust. The Trustee shall make available such records for inspection by the Bank or Grantor or Beneficiary. Within thirty (30) days following the close of each calendar year and within thirty (30) days after the removal or resignation of Trustee, Trustee shall deliver to Grantor (or in the event of Grantor's death, the Beneficiary) and to Bank a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, and disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

9.   PROTECTION OF THE TRUSTEE.

     The Trustee shall be fully protected in relying upon a certification of an authorized representative of the Bank with respect to any instruction, direction or approval of the Bank required or permitted hereunder, and protected also in relying upon the certification until a subsequent certification is filed with the Trustee.

     The Trustee shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the trust and accuracy contained therein.

     The Trustee shall not be liable for following any direction or instruction of the Bank or its duly authorized representative, or for the proper application of any part of the Trust Fund if distributions are made in accordance with the directions of the Bank or its duly authorized representative. The Trustee shall not be liable hereunder for any loss or diminution of the Trust Fund resulting from any reasonable action taken or omitted.

     The Trustee's obligations hereunder shall be determined solely by the terms of this Trust Agreement and the directions of the Bank or its duly authorized representative given to it pursuant to the terms of this Trust.

10.  RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE.

     The Trustee may resign at any time by giving at least sixty (60) days written notice to the Grantor and the Bank. The Grantor and the Bank may remove the Trustee at any time by giving at least sixty (60) days prior written notice to the Trustee or upon shorter notice accepted by Trustee. The Grantor and the Bank shall appoint a successor trustee to fill any vacancy in the office of Trustee, howsoever caused, which successor trustee shall be a bank or trust company (with a combined capital and surplus in excess of one hundred million dollars) located in the continental United States and independent of and not providing services to the Grantor or Bank.

     Each successor trustee shall succeed to the title to the Trust Fund vested in its predecessor, without the signing or filing of any further instrument, but any resigning or removed trustee shall execute all documents and do any acts necessary to vest such title of record in any successor trustee. Each successor trustee shall have and enjoy all powers, both discretionary and ministerial, of its predecessor. No successor trustee shall be liable for any act or failure to act of any predecessor trustee; and, with the approval of the Grantor and Bank, a successor trustee may accept the account rendered and the property delivered to it by its predecessor trustee as a full and complete discharge of the predecessor trustee without incurring any liability or responsibility for so doing.

11.  IRREVOCABILITY.

     This Trust is irrevocable. This Trust Agreement may only be amended with the unanimous consent of the Trustee, the Bank, and Grantor (or if applicable, the Beneficiary).

12.  TERMINATION OF TRUST.

     The Trust shall continue throughout the life of the Grantor until all retirement or disability benefits payable from the Trust Fund are paid, and if necessary, the Trust shall continue throughout the life of Beneficiary until any remaining retirement or disability benefits are paid or until any pre-retirement death benefits payable from the Trust Fund are paid. The Trust shall terminate only upon:

     (i) the complete satisfaction of all Benefit obligations of the Bank to Grantor or Beneficiary payable from the Trust Fund pursuant to the Agreement, or

     (ii) the complete distribution of all of the assets of the Trust Fund pursuant to the terms of the Agreement.

     Upon termination of the Trust, any assets remaining in the Trust shall be distributed to the Grantor or Beneficiary.

13.  FIDUCIARY RESPONSIBILITY AND LIABILITY.

     In carrying out its responsibilities under the Trust, the Trustee and any other fiduciary hereunder shall act solely in the interest of the Grantor and Beneficiary and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     The Bank shall, to the extent permitted by law, indemnify the Trustee and hold it harmless from and against any claims or liabilities, losses, costs or expenses (including reasonable attorney's fees) of whatsoever kind and nature that may be asserted against or incurred by the Trustee by reason of its taking or refraining from taking action hereunder, except to the extent due to the Trustee's gross negligence or willful misconduct.

14.  NOTICE.

     Every direction, revocation or notice authorized or required hereunder shall be deemed delivered to the Bank or the Trustee as the case may be:

     (i) on the date it is personally delivered to the Bank or the Trustee at its respective principal executive offices, or

     (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Bank or the Trustee at such principal executive offices.

     Every direction, revocation or notice authorized or required hereunder shall be deemed delivered to the Grantor or Beneficiary as the case may be:

     (i)  on the date it is personally delivered to him, or

     (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him at the last address shown on the records of the Bank.

     Grantor shall keep the Bank and the Trustee informed of his current address and the current address of the Beneficiary. Neither the Bank nor the Trustee shall be obligated to search for the whereabouts of any person. If the location of Grantor is not made known to the Bank or the Trustee within one (1) year after the date on which distribution of retirement benefits from the Account is to first be made per the Agreement, distribution may be made as though Grantor had died at the end of the one (1) year period.

15.  MISCELLANEOUS.

     (a) This Trust Agreement and the Trust created herein shall be construed and administered under the laws of the state in which the Trustee's principal executive offices are located.


     (b) Any notice required hereunder may be waived by the person entitled thereto.


     (c) Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

     (d) The headings of Sections of this Trust Agreement are for convenience of reference only and shall have no substantive effect on the provisions of this Trust Agreement.

     (e) In the event any provision of this Trust Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Trust Agreement, and the Trust Agreement shall be construed and enforced as if such illegal or invalid provision had never been contained herein.

     (f) In the event of the merger or consolidation of the Bank with or into any other corporation, or in the event substantially all of the assets of the Bank shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or sale, assume the obligations of the Bank hereunder and shall be substituted for the Bank hereunder.

     (g) This Trust Agreement shall extend to and be binding upon the successors of the parties hereto.

     IN WITNESS WHEREOF, this Trust Agreement has been executed as of the day and year first above written.



Attest:                         By:
                                   ----------------------------------
                                         Grantor






                                   ----------------------------------
                                         (Trustee)

Attest:                         By:
                                   ----------------------------------

                                Title:
                                      -------------------------------






                                 MUTUAL FEDERAL SAVINGS BANK
                                  (Bank)


Attest:                          By:
                                    ---------------------------------

                                 Title:
                                       ------------------------------